Exhibit 99.1

Mobile Infrastructure Closes $100 Million Asset-Backed Securitization

●	Financing Increases Capital Flexibility

●	Facilitates Portfolio Optimization, Strategic Growth, and Extends Maturities

CINCINNATI – October 30, 2025 – (BUSINESS WIRE) – Mobile Infrastructure Corporation (NASDAQ: BEEP) (“Mobile Infrastructure” or the “Company”), the nation’s only publicly traded owner of parking infrastructure, today announced the successful closing of a $100 million Asset-Backed Securitization (ABS) facility secured by 19 of the Company’s parking assets.

The notes received a BBB private letter rating from a Big 3 nationally recognized rating organization and priced at a stated interest rate of 4.15%, excluding the original issue discount. The notes have an effective loan-to-value (LTV) ratio of 39%, consistent with the Company’s published Net Asset Value methodology. The notes have a legal maturity of 30 years and an expected repayment term of five years.

“Achieving an investment grade rating underscores the strength and long-term value of our portfolio. The rated ABS structure enhances our financial flexibility and provides a scalable framework for future growth. By completing this transaction and refinancing legacy CMBS debt, we have strengthened our balance sheet and advanced our strategy to divest non-core assets, repositioning the Company for a stronger growth trajectory,” said Stephanie Hogue, Chief Executive Officer of Mobile Infrastructure Corporation.

Proceeds from the transaction will be used to repay approximately $84.4 million of near-term debt, significantly extending expected maturities to 2030. The facility is a meaningful step in providing flexibility to rotate assets for strategic divestitures, redeploy capital into accretive assets, and the ability to transition leased properties to management agreements, furthering Mobile Infrastructure’s long-term capital strategy and portfolio optimization plans.

The Company’s Sole Structuring Advisor and Sole Placement Agent was Cantor Fitzgerald & Co. Davis Polk & Wardwell LLP and Venable LLP acted as legal counsel for the Company, and Orrick, Herrington & Sutcliffe LLP served as legal counsel for investors.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this press release that are not historical facts (including any statements concerning plans for the divestiture and acquisition of assets, and other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on operations and future prospects include, but are not limited to achievement of our non-core divestiture strategy, the fact that we previously incurred and may continue to incur losses, we may be unable to achieve our investment strategy or increase the value of our portfolio, our parking facilities face intense competition, which may adversely affect our revenues, we may not be able to access financing sources on attractive terms, or at all, which could adversely affect our ability to execute our business plan, and other risks and uncertainties discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Committee from time to time.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon any forward-looking statements included herein. All forward-looking statements are made as of the date of this press release, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements made after the date of this press release, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this press release, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this press release will be achieved.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation (NASDAQ: BEEP) is a Maryland corporation that owns and operates a diversified portfolio of parking facilities across the United States. As of September 30, 2025, the Company owned 40 parking facilities in 20 markets with approximately 15,100 parking spaces and over 5 million square feet of real estate. Mobile Infrastructure provides investors access to the future of urban mobility by repositioning parking assets as critical components of transportation infrastructure.

Investor Relations Contact:

David Gold

Lynn Morgan

beepir@advisiry.com

212-750-5800